UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - March 7, 2023

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code - (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Introductory Note - Required Director Changes

The Third Amended and Restated Limited Liability Company Agreement, dated as of March 9, 2018 (the “LLC Agreement”), of Oncor Electric Delivery Company LLC (“Oncor”) provides that the board of directors of Oncor (the “Board”) shall consist of thirteen members, including seven disinterested directors who (i) shall be independent directors in all material respects under the rules of the New York Stock Exchange in relation to Sempra Energy (“Sempra”) or its subsidiaries and affiliated entities and any other entity with a direct or indirect ownership interest in Oncor or Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”), and (ii) shall have no material relationship with Sempra or its subsidiaries or affiliated entities or any other entity with a direct or indirect ownership interest in Oncor or Oncor Holdings, currently or within the previous ten years.

The LLC Agreement also provides that Oncor Holdings shall, at the direction of its nominating committee (which consists solely of disinterested directors), and subject to the approval of a majority of the disinterested directors of Oncor Holdings, have responsibility for the nomination, renewal of a term, removal or replacement of any disinterested director. Oncor Holdings owns 80.25% of Oncor’s outstanding equity interests and is indirectly wholly-owned by Sempra.

The LLC Agreement further provides that the disinterested directors at the time of the Sempra Acquisition (as defined below), who are referred to as the initial disinterested directors, would serve, if willing and able, for a term of three years from the closing of the Sempra Acquisition (subject to continuing to meet the disinterested director requirements). Thereafter, the LLC Agreement requires that two of these initial disinterested directors roll off the Board beginning in March 2021 and continuing every two years until no initial disinterested director remains on the Board, with the nominating committee of Oncor Holdings (subject to approval by a majority of the disinterested directors of the Oncor Holdings board of directors) determining the order of departure of the initial disinterested directors. As a result, two of Oncor’s initial disinterested directors were required to roll off the Board prior to March 9, 2023 and two new disinterested directors were required to be appointed as their successors.

For purposes of this Form 8-K, the term “Sempra Acquisition” refers to the transactions pursuant to which Sempra indirectly acquired approximately 80% of Oncor’s membership interests owned indirectly by Energy Future Holdings Corp. and Energy Future Intermediate Holdings Company LLC. The Sempra Acquisition closed on March 9, 2018.

Director Resignations

In connection with the requirement under the LLC Agreement that two initial disinterested directors leave the Board before March 9, 2023, William T. Hill, Jr. submitted a letter of resignation on March 7, 2023, and Thomas M. Dunning submitted a letter of resignation on March 8, 2023, each resigning from the Board effective as of March 8, 2023.

Director Appointments

On March 8, 2023, Oncor Holdings designated each of Margaret S.C. Keliher and Luis J. Saenz to serve on the Board, effective March 9, 2023, as disinterested directors to fill the vacancies created by the resignations of Mr. Dunning and Mr. Hill. The Oncor Holdings designation was made pursuant to the direction of the Oncor Holdings nominating committee with the approval of a majority of the disinterested directors of Oncor Holdings. Pursuant to the terms of the LLC Agreement, each of Ms. Keliher and Mr. Saenz will serve a four year term. Each of Ms. Keliher and Mr. Saenz was also designated to serve on the board of directors of Oncor Holdings effective March 9, 2023. As of the date hereof, the Board has not elected Ms. Keliher or Mr. Saenz to any Board committees.

As disinterested directors, each of Ms. Keliher and Mr. Saenz will receive director fees in accordance with Oncor’s standard disinterested director fee arrangements. The Organization and Compensation Committee of the Board determines director compensation for the disinterested directors on the Board and all director fees are paid quarterly, in arrears. Each disinterested director receives a fee for serving on the Board. Oncor’s disinterested director fee arrangements are described further in Oncor’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed on February 28, 2023.

Ms. Keliher, 68, has practiced law with a primary focus on litigation through a sole proprietorship since 2008. From January 1, 2018 until March 1, 2023, Ms. Keliher also served as the executive director of the Dallas Breakfast Group, a non-profit organization whose mission is to increase participation by Dallas-area business executives and civic leaders in local elections and local affairs. Prior to that role, Ms. Keliher served as executive director of the non-profit Texas Business for Clean Air Foundation from 2007 to 2012 and as a lobbyist at the law firm of Locke Lord from 2007 until 2008. From 2002 to 2006, she served as Dallas County Judge, the first female elected to that office, and in that role served as the presiding officer of the Dallas County Commissioners Court and head of emergency management for the county. From 1999 to 2002, she served as Judge of the 44th Civil District Court of Texas. From 1992 to 1998, Ms. Keliher was an associate at the law firm of Jones Day. Ms. Keliher has also worked as a Dallas County District Attorney from 1990 to 1992, as the chief financial officer of Vanro Properties Corp., a real estate development company based in North Texas, from 1985 to 1987, and as a manager at Deloitte & Touche from 1977 to 1985. Ms. Keliher also currently serves on the boards of directors of various non-profit and civic organizations, including as a member of the board of directors of the Trinity River Authority of Texas, which she was appointed to serve on in 2022 by the Governor of Texas.

Mr. Saenz, 55, has served since 2023 as Principal for Saenz Public Affairs, a government and public relations consulting sole proprietorship he founded. Prior to that role, Mr. Saenz served as chief of staff to Texas Governor Greg Abbott from September 2017 to November 2022, the first Hispanic chief of staff to a Texas Governor and the longest-serving chief of staff to a Governor in Texas history. He also served as appointments director for Governor Abbott in 2015. From 2012 to 2015 and 2016 to 2017, Mr. Saenz worked as a lobbyist for McGuire Woods Consulting LLC, a full-service public affairs firm. Prior to that, from 2007 until 2012, Mr. Saenz provided governmental and public relations consulting services through Saenz Public Affairs. Mr. Saenz also previously served as an advisor to Texas Governor Rick Perry and his gubernatorial campaigns from 2000-2006, including managing the Governor’s 2006 re-election campaign and serving in various roles in his administration. Prior to that he served as chief of staff to Texas Comptroller Carole Keeton Rylander from 1999 to 2000. He also previously served on the staffs of United States Senator Kay Bailey Hutchinson, United States Senator Phil Gramm, and United States Representative Henry Bonilla and as an appointee in the U.S. Department of State during President George H.W. Bush’s administration.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Kevin R. Fease
Name:	Kevin R. Fease
Title:	Vice President and Treasurer

Dated: March 13, 2023